UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2023

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 27, 2023, the Board appointed each of Yiwen Zhang and Song-Yuan Teng to the position of director, effective as of October 27, 2023. Mr. Zhang has been appointed to serve on the Audit Committee of the Board of Directors (“Board”) of Nocera, Inc. (the “Company”) and the Nominating and Corporate Governance Committee of the Board, as well as Chairman of the Audit Committee of the Board, with such appointments effective upon becoming a director of the Company.

Yiwen Zhang, age 55, currently works as Manager of Finance, Marketing and Student Support at New Westminster School District 40 since 2012, where he is responsible for financial reporting, budget planning, internal controls, audits, financial system management and compliance. Prior to that role, from 2009 until 2011, Mr. Zhang served as Business Development Manager at ZiYangTang Trading where he developed two business lines and increased sales by 2 million. Prior to that, Mr. Zhang was Account Manager at HILTI (Canada) Ltd where he set up the Richmond branch and doubled sales and developed revenue budgeting models for key business expansion. Mr. Zhang is qualified to serve as a director of the Company due to his extensive experience as a manager in a variety of organizations.

Song-Yuan Teng, age 35, currently serves as Chief Executive Officer of G.MCOIN Enterprises since 2021, where he oversees the strategic planning and annual growth objectives. Prior to that role, from 2017 until 2020, Mr Teng served as the General Manager of Mingyang Venture Capital, where he was responsible for overseeing the overall management and strategic direction of the organization while driving growth and maximizing shareholder value. Prior to that, he was a Manager at Jinrongjia Consulting from 2015 until 2017, where he worked on financial and automated trading systems while supporting sales and solution managers. Prior to that, Mr. Teng was the General Manager at CFL Venture Capital from 2012 until 2014, where he developed and executed the firm’s strategic investments. Mr. Teng is qualified to serve as a director of the Company due to his executive experience in multiple consulting and banking firms.

The Board has affirmatively determined that Mr. Zhang and Mr. Teng meet the applicable standards for an independent director under both the rules of The Nasdaq Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934.

Neither Mr. Zhang nor Mr. Teng has entered into agreements relating to compensation with regard to their service as directors of the Company and neither is a party to any arrangement or understanding with any person pursuant to which she was appointed as a director nor is party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01. Other Events.

The Company issued a press release announcing the appointments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: November 1, 2023	By: /s/ Shun-Chih (Jimmy) Chuang
Name: Shun-Chih (Jimmy) Chuang
Title: Chief Financial Officer

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